EXHIBIT 10.3.4

AMENDMENT NO. 3 TO

AIRCELL HOLDINGS INC. STOCK OPTION PLAN

AMENDMENT No. 3 (this “Amendment”), dated as of May 31, 2013, to the Stock Option Plan (as heretofore previously amended, the “Plan) of Aircell Holdings Inc., a Delaware corporation (the “Company”), effective as of June 2, 2010. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Plan.

WITNESSETH:

WHEREAS, the Board of Directors of the Company wishes to amend the Plan to increase the number of shares of Common Stock available for grant thereunder and has approved resolutions authorizing such amendment subject to approval of the Company’s stockholder’s; and

WHEREAS, pursuant to and in accordance with Section 3.2 of the Plan, the requisite stockholders have executed written consents authorizing this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1. Amendment. Section 1.5 of the Plan is hereby amended by replacing the number “41,925” in the second line thereof with the number “54,925”.

Section 2. No Other Amendment. Except as expressly set forth herein, this amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations covenants or agreements contained in the Plan, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

IN WITHESS WHEREOF, the Company has caused this Amendment to be executed as of the date first written above by its respective officers thereunto duly authorized.

GOGO INC. (f/k/a Aircell Holdings Inc.)

By:	/s/ Michael J. Small
Michael J. Small
Title: President and CEO